EXHIBIT 10.7


                              EMPLOYMENT AGREEMENT
                              --------------------

      THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of October 26, 2000 (the "Effective Date"), by and between Streicher Mobile Fueling, Inc., a Florida corporation (the "Company"), and Richard E. Gathright (the "Employee").

                                    Recitals
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      The Company desires to obtain the personal services of the Employee as
President and Chief Executive Officer of the Company, and the Employee is willing to make his services available to the Company, on the terms and conditions hereinafter set forth;

                                    Agreement
                                    ---------

      NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

      1.     Employment.

      1.1 Employment and Term. The Company hereby agrees to employ the Employee and the Employee hereby agrees to serve the Company, on the terms and conditions set forth herein, for the period commencing on the Effective Date and continuing through October 31, 2003, unless sooner terminated in accordance with the terms and conditions hereof (the "Term"). The Term may be renewed only by mutual written agreement of the Employee and the Company.

      1.2 Duties of Employee. The Employee shall serve as the President and Chief Executive Officer of the Company, shall have and exercise general responsibility for the business of the Company and shall have powers and authority superior to any other officer or employee of the Company or of any subsidiary of the Company. The Employee shall also have such other powers and duties as may from time to time be delegated to him by the Company's Board of Directors (the "Board"), provided that such duties are consistent with his position. The Employee shall report to the Board. The Employee shall devote substantially all his working time and attention to the business and affairs of the Company (excluding any vacation and sick leave to which the Employee is entitled), render such services to the best of his ability, and use his best efforts to promote the interests of the Company. So long as such activities do not interfere with the performance of the Employee's responsibilities as an employee of the Company in accordance with this Agreement, it shall not be a violation of this Agreement for the Employee to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures or fulfill speaking engagements; (iii) manage personal investments; or (iv) participate in such continuing legal education seminars or other activities required for the Employee to maintain his license to practice law.

      1.3 Place of Performance. In connection with his employment by the Company, the Employee shall be based at the Company's offices in Fort Lauderdale, Florida or another mutually agreed location, except for travel necessary in connection with the Company's business.


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      1.4 Directorship. It is the intention of the Board that the Employee serve as a Director of the Company and that he be appointed or elected as a Director as soon as practicable after the Effective Date. The Company agrees to take such action (including, if necessary, calling a special meeting of shareholders to increase the size of the Board) as may be necessary for such purpose.

      2.     Compensation.

      2.1 Base Salary. Commencing on the Effective Date of this Agreement, the Employee shall receive a base salary at the annual rate of Three Hundred Thousand Dollars ($300,000) (the "Base Salary") during the Term, payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes.

      2.2 Incentive Compensation. The Employee shall be entitled to receive such bonus payments or incentive compensation as may be determined at any time or from time to time by the Board in its discretion. Without limiting the generality of the foregoing, during the Term, the Employee shall be entitled to participate in an annual management incentive bonus pool ("Bonus Pool") equal to ten percent (10%) of Company's Pre-tax Earnings. For purposes of this Section, the term "Pre-tax Earnings" means the Company's earnings before income taxes, as determined in accordance with generally accepted accounting principles, consistently applied with the Company's past practices, and as reflected in the Company's audited financial statements for the relevant fiscal year. If the Company does not achieve positive Pre-tax Earnings for any fiscal year, no Bonus Pool shall be established for such fiscal year. The Bonus Pool shall be allocated among Employee and such other officers of the Company as are recommended by the Employee and approved by the Board. The Board of Directors, in its sole discretion, shall determine the allocation of Bonus Pool funds among the eligible participants; provided, that the entire balance of the Bonus Pool shall be allocated each year. The portion of the Bonus Pool payable to the Employee with respect to any fiscal year (net of any tax or other amount properly withheld therefrom) shall be paid by the Company within ninety (90) days after the end of the fiscal year. The amount payable pursuant to this
Section 2.2 for any fiscal year during which the Term expires or this Agreement is terminated shall be prorated and payable only with respect to the portion of the fiscal year during which the Employee was employed by the Company. No amount shall be payable pursuant to this Section 2.2 with respect to any fiscal year during which the Executive's employment is terminated by the Company for Cause, or by the Employee as a result of his voluntarily resignation.

      2.3    Stock Options.

             (a) As soon as reasonably practical, Employee will receive a grant of options to purchase 500,000 shares of the Company's common stock (the "Options"), at an exercise price equal to the fair market value of the Company's common stock as of the date of grant.

             (b) The Options shall be granted pursuant to a stock option agreement between the Company and the Employee (the "Stock Option Agreement") which shall contain terms and conditions consistent with those applicable to stock options heretofore granted under the Streicher Mobile Fueling, Inc. Stock Option Plan; provided, however, that the Options: (i) shall

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have a term expiring on the tenth anniversary of the Effective Date (the "Option
Expiration Date"); (ii) subject to termination of the Options prior to vesting as provided in clause (iii) below, the Options shall vest and become exercisable
(A) to the extent of 33.33% of the Options, on the Effective Date, (B) with respect to an additional 33.33% of the Options, on October 25, 2002, and (C) with respect to the remaining 33.34% of the Options, on October 25, 2003; (iii) to the extent not previously vested and exercised pursuant to their terms, the Options shall terminate upon the earlier to occur of: (A) twelve (12) months after the termination of the Employee's employment hereunder pursuant to Section
4.2 by reason of the Employee's disability, or pursuant to Section 4.3 by reason of his death, or following expiration of the Term (including any extensions thereto or renewals thereof) or such other date as Employee ceases to render services to the Company pursuant to an employment contract or other agreement with the Company, (B) eighteen (18) months after the termination of the Employee's employment hereunder pursuant to Section 4.4 by the Company without Cause, (C) ninety (90) days after the date the Employee's employment hereunder is terminated by the Employee pursuant to Section 4.5, (D) thirty (30) days after the date the Employee's employment hereunder is terminated by the Company for Cause pursuant to Section 4.1, and (E) the Option Expiration Date; (iv) shall be incentive stock options to the extent allowed by applicable tax rules and regulations; and (v) shall become fully vested and exercisable upon a "change of control" of the Company. The Stock Option Agreement shall provide that the Employee shall not sell, transfer or otherwise dispose of any shares of the Company's common stock issued upon the exercise of any of the Options prior to October 26, 2001.

      3.     Expense Reimbursement and Other Benefits.

      3.1 Expense Reimbursement. During the Term, the Company, in accordance with expense reimbursement policies and procedures in effect for the Company's employees from time to time, shall reimburse the Employee for all documented reasonable expenses actually paid or incurred by the Employee in the course of and pursuant to the business of the Company. In addition, the Company shall reimburse the Employee for all documented reasonable expenses actually paid or incurred by the Employee for continuing legal education seminars or other activities required for the Employee to maintain his license to practice law.

      3.2 Other Benefits. During the Term, the Company shall make available to the Employee such benefits and perquisites as are generally provided by the Company to its senior management, including but not limited to participation in any group life, medical, health, dental, disability or accident insurance, pension plan, 401(k) savings and investment plan, profit-sharing plan, employee stock purchase plan, incentive compensation plan or other such benefit plan or policy, if any, which may presently be in effect or which may hereafter be adopted by the Company for the benefit of its senior management or its employees generally, in each case subject to and on a basis consistent with the terms, conditions and overall administration of such plan or arrangement; provided, however, that the Company shall waive any existing eligibility requirements for participation in such plans or arrangements to the extent allowed by the applicable rules and regulations governing the same.

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      3.3 Vacation. During the Term, the Employee shall be entitled to paid vacation in accordance with the policies, programs and practices of the Company generally applicable to its senior management; provided, however, that Employee shall be entitled to not less that three weeks of paid vacation per contract year during the Term.

      3.4 Relocation Expenses. The Company shall reimburse the Employee for all documented reasonable and customary expenses actually paid or incurred by the Employee in connection with his relocation to the Fort Lauderdale, Florida area, including temporary housing and living expenses and expenses incurred to move the personal belongings of the Employee and his family. Employee shall make all reasonable efforts to relocate as soon as practical after the Effective Date. The Company shall assume the tax liability, if any, of Employee associated with such temporary and relocation expenses.

      4.     Termination.

      4.1 Termination for Cause. Notwithstanding anything contained to the contrary in this Agreement, this Agreement and the Employee's employment hereunder may be terminated by the Company for Cause. As used in this Agreement, "Cause" shall mean (i) subject to the following sentences, any action or omission of the Employee which constitutes (A) a breach of any of the provisions of Section 6. of this Agreement, (B) a breach by the Employee of his fiduciary duties and obligations to the Company, or (C) the Employee's failure or refusal to follow any lawful directive of the Board, in each case which act or omission is not cured (if capable of being cured) within ten (10) days after written notice of same from the Company to the Employee, or (ii) conduct constituting fraud, embezzlement, misappropriation or gross dishonesty by the Employee in connection with the performance of his duties under this Agreement, or a conviction of the Employee of, a felony (other than a traffic violation) or, if it shall damage or bring into disrepute the business, reputation or goodwill of the Company or impair the Employee's ability to perform his duties with the Company, any crime involving moral turpitude. The Employee shall be given a written notice of termination for Cause specifying the details thereof. Upon any termination pursuant to this Section 4.1, the Employee shall only be entitled to his Base Salary through the date of termination, reimbursement for all expenses described in Section 3.1 of this Agreement and incurred prior to the date of termination, and any other compensation and benefits provided in accordance with
Section 3.2 hereof. Upon making such payments, the Company shall have no further liability hereunder.

      4.2 Disability. Notwithstanding anything contained in this Agreement to the contrary, the Company, by written notice to the Employee, shall at all times have the right to terminate this Agreement and the Employee's employment hereunder if the Employee shall, as the result of mental or physical incapacity, illness or disability, fail or be unable to perform his duties and responsibilities provided for herein in all material respects for a period of more than sixty (60) days in any 12-month period. Upon any termination pursuant to this Section 4.2, (i) within thirty (30) days after the date of termination, the Company shall pay the Employee any unpaid amounts of his Base Salary accrued prior to the date of termination and shall reimburse Employee for all expenses described in Section 3.1 of this Agreement and incurred prior to the date of termination, and (ii) in lieu of any further Base Salary, incentive compensation or other benefits or payments to the Employee for periods subsequent to the date of termination the

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Company shall pay to the Employee the Severance Payments specified in Section
5.1. Upon making such payments, the Company shall have no further liability hereunder; provided, that the Employee shall be entitled to receive any amounts then payable pursuant to any employee benefit plan, life insurance policy or other plan, program or policy then maintained or provided by the Company to the Employee in accordance with Section 3.2 hereof and under the terms thereof.

      4.3 Death. In the event of the death of the Employee during the term of his employment hereunder, this Agreement shall terminate on the date of the Employee's death. Upon any termination pursuant to this Section 4.3, (i) within thirty (30) days after the date of termination, the Company shall pay to the estate of the Employee any unpaid amounts of his Base Salary accrued prior to the date of termination and reimbursement for all expenses described in Section
3.1 of this Agreement and incurred by Employee prior to his death, and (ii) in lieu of any further Base Salary, incentive compensation or other benefits or payments to the estate of the Employee for periods subsequent to the date of termination the Company shall pay to the estate of the Employee the Severance Payments specified in Section 5.1. Upon making such payments, the Company shall have no further liability hereunder; provided, that the Employee's spouse, beneficiaries or estate, as the case may be, shall be entitled to receive any amounts then payable pursuant to any employee benefit plan, life insurance policy or other plan, program or policy then maintained or provided by the Company to the Employee in accordance with Section 3.2 hereof and under the terms thereof.

      4.4 Termination Without Cause. At any time the Company shall have the right to terminate this Agreement and the Employee's employment hereunder by written notice to the Employee. Upon any termination pursuant to this Section 4.4, (i) within thirty (30) days after the date of termination, the Company shall pay the Employee any unpaid amounts of his Base Salary accrued prior to the date of termination and shall reimburse Employee for all expenses described in Section 3.1 of this Agreement and incurred prior to the date of termination, and (ii) in lieu of any further Base Salary, incentive compensation or other benefits or payments to the Employee for periods subsequent to the date of termination the Company shall pay to the Employee the Severance Payments specified in Section 5.1. There shall be no reduction in or offset to such Severance Payments by the Company for any reason, and upon making such payments, the Company shall have no further liability hereunder; provided, that the Employee shall be entitled to receive any amounts then payable pursuant to any employee benefit plan, life insurance policy or other plan, program or policy then maintained or provided by the Company to the Employee in accordance with
Section 3.2 and under the terms thereof.

      4.5 Voluntary Resignation. The Employee may, upon not less than thirty
(30) days' written notice to the Company, resign and terminate his employment hereunder. In the event the Employee resigns as an employee of the Company, he shall be entitled to receive only such payment(s) as he would have received had he been terminated pursuant to Section 4.1 hereof. The Employee shall give the Company not less than thirty (30) days prior written notice of his intention to resign.

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      5.     Severance Payments.

      5.1 Amount of Benefit. Upon any termination of this Agreement pursuant to
Section 4.4, the Company shall continue to pay the Employee (or shall pay his estate, in the event of his death), until the later of (A) eighteen (18) months following the date of termination, or (B) the end of the Term, an amount equal to the installments of his Base Salary (at the rate in effect at the date of termination) that would have been paid to the Employee had this Agreement and his employment hereunder not been terminated (the "Severance Payments"); provided, that in the event of any termination of this Agreement pursuant to
Section 4.2 or 4.3, the Severance Payments shall be made for six (6) months following the date of termination.

      5.2 Lump Sum Payment. At the Company's option, the Severance Payments (or any remaining installments thereof) may be discharged in full by delivering to the Employee (or the estate of the Employee) a lump sum payment by bank or cashiers cashier's check in an amount equal to the present value of the flow of cash payments (or remaining installments thereof) that would otherwise be paid to the Employee pursuant to Section 5.1. Such present value shall be determined as of the date of delivery of the lump sum payment by the Company and shall be based on a discount rate equal to the interest rate of 90-day U.S. Treasury bills, as reported in The Wall Street Journal (or similar publication), on the third business day prior to the delivery of the lump sum payment.

      6.     Restrictive Covenants.

      6.1 Nondisclosure. (a) The Employee agrees that he shall not divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company. Any Confidential Information or data now or hereafter acquired by the Employee with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's financial condition, prospects, technology, customers and marketing and promotion of the Company's services) shall be deemed a valuable, special and unique asset of the Company that is received by the Employee in confidence and as a fiduciary, and the Employee shall remain a fiduciary to the Company with respect to all of such information. For purposes of this Agreement, "Confidential Information" means information disclosed to the Employee or known by the Employee as a consequence of or through his employment by the Company (including information conceived, originated, discovered or developed by the Employee), and not generally known or available, about the Company or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Employee from disclosing Confidential Information to the extent required by law.

      (b) The Employee agrees to (i) return to the Company upon request, and in any event, at the time of termination of employment for whatever reason, all documents, equipment, notes, records, computer disks and tapes and other tangible items in his possession or under his control which belong to the Company or any of its affiliates or which contain or refer to any Confidential Information relating to the Company or any of its affiliates and (ii) if so requested by the Company, delete all Confidential Information relating to the Company or any of its affiliates

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from any computer disks, tapes or other re-usable material in his possession or under his control which contain or refer to any Confidential Information relating to the Company or any of its affiliates.

      6.2 Nonsolicitation of Employees. While employed by the Company and for a period of twelve (12) months thereafter, Employee shall not directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period of more than twelve (12) months or was an individual with whom Employee was a co-worker of or otherwise associated with prior to being employed by the Company.

      6.3 Noncompetition. (a) Between the Effective Date and the last day of the Term of this Agreement (the "Noncompete Period"), unless otherwise waived in writing by the Company (such waiver to be in the Company's sole and absolute discretion), the Employee shall not, directly or indirectly, engage in, operate, manage, have any investment or interest or otherwise participate in any manner (whether as employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) in any sole proprietorship, partnership, corporation or business or any other person or entity (each, a "Competitor") that engages, directly, or indirectly in a Competing Business; provided, that
(A) the Employee may continue to hold securities of the Company and/or acquire, solely as an investment, shares of capital stock or other equity securities of any Competitor which are publicly traded, so long as the Employee does not control, acquire a controlling interest in, or become a member of a group which exercises direct or indirect control of, more than five percent (5%) of any class of equity securities of such Competitor; and (B) the Employee may be employed by or consult with a Competitor whose primary business is not a Competing Business, so long as the Employee does not have direct and day-to-day supervisory responsibilities with respect to its Competing Business. For purposes of this Agreement, the term "Competing Business" means mobile fleet fueling.

      (b) Notwithstanding anything in Section 6.3(a) to the contrary, if this Agreement is terminated by the Company pursuant to Section 4.4, the Noncompete Period shall continue and the provisions of Section 6.3(a) shall remain in effect during the term of the Severance Payments made pursuant to Sections 4.4 and 5.1; provided, that if the Company pays to the Employee the Severance Payments in a lump sum pursuant to Section 5.2, the provisions of Section 6.3(a) shall remain in effect for the period during which the Severance Payments would have otherwise been made.

      6.4 Injunction. It is recognized and hereby acknowledged by the parties hereto that a breach by the Employee of any of the covenants contained in
Section 6.1, 6.2 or 6.3 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Employee recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Section 5 of this Agreement by the Employee or any of his affiliates, associates, partners or

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agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

      7. Entire Agreement; No Conflicts With Existing Arrangements. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement and this Agreement contains the entire agreement, and supersedes any other agreement or understanding, between the Company and the Employee relating to the Employee's employment and any compensation or benefits in respect thereof. The Employee represents and warrants to the Company that he has reviewed any existing employment or non-competition covenants with his prior employer, and that his employment by the Company hereunder does not and will not conflict with or constitute a breach or default under any of the terms or provisions thereof.

      8. Notices: All notices and other communications required or permitted under this Agreement shall be in writing and will be either hand delivered in person, sent by facsimile, sent by certified or registered first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications will be effective upon receipt if hand delivered or sent by facsimile, five (5) days after mailing if sent by mail, and one (l) day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section:

      If to the Company:            2720 NW 55th Court
                                    Fort Lauderdale, Florida 33309
                                    Attention: Board of Directors
                                    Facsimile: (954) 739-3842

      If to the Employee:           5304 Bryant Place
                                    Springdale, AR 72764
                                    Telephone: (678) 296-6400

      9.     Successors and Assigns.

             (a) This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.

             (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

             (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company and any successor

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to its business and/or assets which assumes and agrees to perform this Agreement by operation of law or otherwise.

      10. Severability. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

      11. Waivers. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

      12. Resolution of Disputes. With the exception of proceedings for equitable relief brought pursuant to Section 6.4 of this Agreement or otherwise, any disputes arising under or in connection with this Agreement, including, without limitation, any assertion by any party hereto that the other party has breached any provision of this Agreement, shall be resolved by arbitration, to be held in Ft. Lauderdale, Florida, in accordance with the then current rules and procedures of the American Arbitration Association. All costs, fees and expenses, excluding attorney fees incurred by the Employee, of any arbitration in connection with this Agreement, which arbitration results in any final decision of the arbitrator(s) requiring the Company to make a payment to the Employee, shall be borne by, and be the obligation of, the Company. Conversely, should the arbitration result in a final decision of the arbitrator(s) in favor of the Company and not require the Company to make payment to the Employee, then the Employee, in addition to all other costs, fees and expenses, including attorney fees incurred by the Employee in connection with such arbitration proceedings, shall also be required to reimburse the Company for all costs, fees and expenses, excluding attorney fees incurred by the Company in such proceedings. The obligation of the Corporation under this Section 12. shall survive the termination for any reason of the Term (whether such termination is by the Company, by the Employee or upon the expiration of the Term). Pending the outcome or resolution of any arbitration commenced or brought in good faith by the Employee, the Company shall continue payment and provision of the Base Salary and other compensation and the benefits provided for Employee in this Agreement.

      13. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person (other than the parties hereto and, in the case of Employee, his heirs, personal representative(s) and/or legal representative) any rights or remedies under or by reason of this Agreement.

      14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to principals of conflict of laws.

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      IN WITNESS WHEREOF, the undersigned have executed this Employment
Agreement as of the date first above written.

                                           STREICHER MOBILE FUELING, INC.



                                           By:__________________________________
                                           Title:


                                           /s/ Richard E. Gathright
                                           -------------------------------------
                                                    Richard E. Gathright





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